Exhibit 99.1

Fiesta Restaurant Group, Inc. Appoints Dirk Montgomery as Interim CEO; Rich Stockinger Steps Down

DALLAS, Texas—(BUSINESS WIRE)—Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® brand, today announced that Richard “Rich” Stockinger has stepped down from his role as the Company’s Chief Executive Officer and President to pursue other interests, effective immediately. Dirk Montgomery, Fiesta’s Chief Financial Officer since 2019, will serve as interim CEO while the Company searches for a permanent chief executive.

“We thank Rich for his nearly six years of service with Fiesta,” said Stacey Rauch, who chairs the Company’s board. “He built a superb senior team and skillfully led the Company through an era of difficult challenges. We wish him the best.”

Richard Stockinger said, “It has been my great privilege to work with an exceptionally dedicated and skilled team of executives and restaurant operations leaders who drove real progress during my time with Fiesta. I will treasure the friendships I established, and deeply appreciate the support provided by the Board of Directors. I wish the Fiesta team the best of luck.”

Dirk Montgomery has many years of experience helping major restaurant chains strengthen their accounting, finance, technology, and global supply chains. He served as CFO and head of supply chain at Hooters International, a billion-dollar chain of 425 restaurants in 25 countries, and at Bloomin’ Brands, which operates Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, and Fleming’s Prime Steakhouse. He also previously served as a retail and consumer products executive at companies such as L Brands and Sara Lee Corporation, where he served as both a functional and business unit leader.

“Dirk has the experience, knowledge and capabilities to step into the role without missing a beat,” said Ms. Rauch. “He understands our culture, our industry, the challenges we face, and the opportunities that await us. The Board is confident his leadership will further enable the Company to accelerate growth.”

Dirk Montgomery added, “I am excited to serve in the role as interim CEO, and look forward to accelerating growth from the strong foundation built under Rich Stockinger’s leadership.”

Fiesta appointed its controller, Tyler Yoesting, to serve as Chief Accounting Officer and acting CFO, effective immediately. Before joining the Company in 2019, Mr. Yoesting spent more than a decade in the audit practice of KPMG, a leading professional services and accounting firm.

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc., owns, operates and franchises the Pollo Tropical® restaurant brand and prior to August 16, 2021, owned, operated, and franchised the Taco Cabana® restaurant brand. The brands specialize in the operation of fast casual/quick service restaurants that offer distinct and unique flavors with broad appeal at a compelling value. The brands feature fresh-made cooking, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Certain statements contained in this news release and in our public disclosures, whether written, oral or otherwise made, relating to future events or future performance, including any discussion, express or implied regarding our anticipated growth, plans, objectives and the impact of our initiatives, including references to the impact of our key growth initiatives on the impact on our future sales contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “positioned,” “target,” “continue,” “expects,” “look to,” “intends” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com